UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2019

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2019, Taxi Medallion Loan Trust III (the “Trust”), an indirect unconsolidated wholly-owned subsidiary of Medallion Financial Corp., (the “Company”) entered into an amendment (the “Amendment”) which amended the Amended and Restated Loan and Security Agreement, dated as of December 12, 2016 (the “Agreement”), by and among the Trust, Autobahn Funding Company LLC and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main. Under the terms of the Amendment, (i) the maturity date of the credit facility was extended to September 15, 2019 and (ii) certain financial covenants in the Agreement were amended. The restructuring of the facility completed on November 8, 2018 resulted in the deconsolidation of the Trust in the Company’s financial results effective November 8, 2018.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 8, dated as of January 11, 2019, by and among Taxi Medallion Loan Trust III, Medallion Funding LLC, Medallion Financial Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 8, dated as of January 11, 2019, by and among Taxi Medallion Loan Trust III, Medallion Funding LLC, Medallion Financial Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer

Date:	January 11, 2019

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